EXHIBIT 14.(a).2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the inclusion of our report relating to our examination of the financial statements of AlbaHealth LLC covering the balance sheets as of December 31, 2005 and 2004 and the related statements of income, members' equity and cash flows for the years ended December 31, 2005 and 2004, appearing in the annual report of TEFRON LTD. (parent company) on Form 20-F, which is to be filed with U.S. Securities and Exchange Commission and to the incorporation by reference of such report into the Registration Statement on Form F-3 (Registration No. 333-128847) and the Registration Statement on Form S-8 (No. 333-111932) of TEFRON LTD.



                                                     /s/ McGladrey & Pullen, LLP

                                                     Charlotte, North Carolina
                                                     March 29, 2006